UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-692 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)		57104 (Zip Code)
(605) 978-2908 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 5, 2006, NorthWestern Corporation (the “Company”) announced that it has signed a seven-year power purchase agreement (“Agreement”) with PPL Montana (“PPLMT”), which takes effect on July 1, 2007. Over the term of the Agreement, NorthWestern will purchase 13.7 million megawatt hours of electricity at a cost of approximately $675 million.

The standard form agreement calls for open credit. The confirmation specifically provides that if there are certain market movements against either party, specific collateral requirements would take effect.

The standard form EEI agreement was used, and the confirmation sets forth the price, quantity and term, and other material terms of the agreement. In the event of any inconsistency between what is provided in this 8-K and the confirmation and standard form agreement, the confirmation and standard form agreement apply. The confirmation is included as Exhibit 99.1 hereto and is incorporated herein by reference.

For additional information, see Item 7.01 of this Current Report on Form 8-K.

               The information in this Current Report on Form 8-K provided under Item 1.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information provided under Item 1.01 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure

On July 5, 2006, the Company issued a press release announcing that it has signed a seven-year Agreement with PPLMT. The Agreement, which takes effect after NorthWestern’s current contract with PPLMT expires next year, provides NorthWestern’s Montana default supply customers with a source of reliable electricity supply beginning July 1, 2007, at a significant discount to current market prices.

The Agreement calls for NorthWestern to initially purchase 325 megawatts to meet more than one-third of its near-term electricity supply requirements. Over the life of the agreement, NorthWestern will purchase 13.7 million megawatt hours at a cost of approximately $675 million. The megawatt hours purchased decline over the seven-year period, allowing NorthWestern to methodically transition its electricity supply mix to more diverse resources. This procurement strategy provides NorthWestern with flexibility to pursue other long-term electricity supply options and is consistent with NorthWestern’s 2005 Electricity Resource Plan that was filed with the Montana Public Service Commission in December.

As discussed therein, the press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

The press release is included as Exhibit 99.2 hereto and is incorporated herein by reference.

                On July 5, 2006, the Company also provided to the media and other interested parties and placed on the Company’s Web site a Fact Sheet providing information about the Agreement. The Fact Sheet is included as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Agreement Confirmation dated July 5, 2006
99.2*	NorthWestern Corporation Press Release dated July 5, 2006
99.3*	Fact Sheet dated July 5, 2006

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

Dated: July 5, 2006	By:	________________________________________
Thomas J. Knapp
Vice President, General Counsel and Corporate Secretary

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Agreement Confirmation dated July 5, 2006
99.2*	NorthWestern Corporation Press Release dated July 5, 2006
99.3*	Fact Sheet dated July 5, 2006

* filed herewith

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